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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          ---------------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          LANDMARK SYSTEMS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                          ---------------------------

  Virginia                                                 54-1221302
  (State or Other Jurisdiction                             (I.R.S. Employer
  of Incorporation or Organization)                        Identification No.)



               8000 Towers Crescent Drive, Vienna, Virginia 22180
                    (Address of Principal Executive Offices)

                          ---------------------------

         LANDMARK SYSTEMS CORPORATION 1998 EMPLOYEE STOCK PURCHASE PLAN
                           ( Full Title of the Plan)

                          ---------------------------

                               Ralph E. Alexander
                                   President
                          Landmark Systems Corporation
                           8000 Towers Crescent Drive
                            Vienna, Virginia  22180
                    (Name and Address of Agent for Service)

                                 (703) 902-8000
         (Telephone Number, Including Area Code, of Agent for Service)
                                   Copies to:
                             Ellen A. Fredel, Esq.
                       Shaw, Pittman, Potts & Trowbridge
                              2300 N Street, N.W.
                            Washington, D.C.  20037
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
                                               Proposed Maximum      Proposed Maximum
 Title of Securities    Amount to be           Offering Price        Aggregate Offering     Amount of
 to be Registered       Registered (1)         Per Share (2)         Price (2)              Registration Fee
------------------------------------------------------------------------------------------------------------
 Common Stock,
 $.01 par value per
 share                  1,000,000 shares       $  9.625              $  9,625,000.00        $  2,840.00
------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
 (2) Estimated solely for the purpose of computing the registration fee. Pursuant to Rule 457(h), the calculation of the registration fee is based on the average of the high and low sales prices of the Registrant's Common Stock on August 6, 1998, as reported by the Nasdaq Stock Market.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which are on file with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

         (a) The Registration Statement on Form S-1 of Landmark Systems Corporation (the "Registrant"), as filed with the Securities and Exchange Commission (the "Commission") on September 15, 1997, together with all amendments thereto (Registration Statement No. 333-35629);

         (b) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A, as filed with the Commission on November 13, 1997, including any amendment or report filed for the purpose of updating such description;

         (c) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997;

         (d) The Proxy Statement in connection with the Registrant's 1998 Annual Meeting; and

         (e) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 13.1-697 of the Virginia Stock Corporation Act ("VSCA"), as amended, authorizes a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if such individual has conducted himself in good faith and if, in the course of conduct in his official capacity, he believed that his conduct was in the best interest of the corporation, and in all other cases, he believed that his conduct was at least not opposed to the corporation's best interest. A corporation is also authorized to indemnify a director in the case of any criminal proceeding if the director had no reasonable cause to believe his conduct was unlawful. The termination of the proceeding by judgment, order, settlement or conviction is not, of itself, determinative that the director did not meet the prescribed standard of conduct. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging the director whether or not involving action in his official capacity in which the director was adjudged liable on the basis that personal benefit was improperly received by him.

         Section 13.1-698 and 13.1-702 of the VSCA provide that unless limited by its articles of incorporation, a corporation shall indemnify each director, officer, employee or agent who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director, officer, employee or agent of the corporation against reasonable expenses incurred by him in connection with the proceeding.

         Section 13.1-704(B) of the VSCA provides that any corporation shall have the power to make any further indemnity, including indemnity with respect to a proceeding by or in the right of the corporation, and to make additional provisions for advances and reimbursement of expenses to any director, officer, employee or resolution adopted, before by the articles of incorporation or by any bylaw made by the shareholders or any resolution adopted, before or after the event, by the shareholders except an indemnity against willful misconduct or a knowing violation of criminal law.

         Article Ninth of the Registrant's Articles of Incorporation provides for indemnification of officers and directors in the situations authorized by the VSCA.

         The Registrant has obtained a policy of directors' and officers' liability insurance that insures the Registrant's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         None.

ITEM 8.  EXHIBITS.

         Item Number as per Item 601 of Regulation S-K.

         4.1 Articles of Incorporation (incorporated by reference to Exhibit 3.1 forming a part of the Company's registration statement on Form S-1 (File No. 333-35629) filed with Securities and Exchange Commission under the Securities Act of 1933, as amended).

         4.2     Amended and Restated Bylaws (incorporated by reference to
         Exhibit 3.2 forming a part of the Company'' registration statement on Form S-1 (File No. 333-35629) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

         4.3 Specimen certificate of Common Stock (incorporated by reference to Exhibit 4.2 forming a part of the Company's registration statement on Form S-1 (File No. 333-35629) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

         5       Opinion of Shaw, Pittman, Potts & Trowbridge with respect to legality of the Common Stock registered hereunder (filed herewith).

         23.1    Consent of PricewaterhouseCoopers LLP (filed herewith).

         23.2 Consent of Shaw, Pittman, Potts & Trowbridge (included in its opinion filed as Exhibit 5 to this Registration Statement).

         99      Landmark Systems Corporation 1998 Employee Stock Purchase Plan
         (filed herewith).

ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs a(1)(i) and a(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, and the Commonwealth of Virginia, on this 11th day of August, 1998.

                                    LANDMARK SYSTEMS CORPORATION
                                    a Virginia corporation
                                    (Registrant)



                                    By:     /s/  Ralph E. Alexander
                                          -------------------------
                                          Ralph E. Alexander
                                          President




         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature               Title                                        Date
               ---------               -----                                        ----
  /s/ Patrick H. McGettigan
 --------------------------
 Patrick H. McGettigan                 Chairman of the Board of Directors           August 11, 1998


   /s/ Katherine K. Clark              Chief Executive Officer and Director         August 11, 1998
 ------------------------              (Principal Executive Officer)
 Katherine K. Clark

                                       President, Chief Operating Officer,
   /s/ Ralph E. Alexander              Chief Financial Officer, Treasurer,          August 11, 1998
 -------------------------             Secretary and Director
 Ralph E. Alexander                    (Principal Financial Officer)

   /s/ Leslie J. Collins               Vice President, Finance
 -----------------------               (Principal Accounting Officer)               August 11, 1998
 Leslie J. Collins


   /s/ Henry D. Barratt, Jr.           Director                                     August 11, 1998
 ----------------------------
 Henry D. Barratt, Jr.


   /s/ Jeffrey H. Bergman              Director                                     August 11, 1998
 ------------------------
 Jeffrey H. Bergman

   /s/ T. Eugene Blanchard             Director                                     August 11, 1998
 -------------------------
 T. Eugene Blanchard



   /s/ Patrick W. Gross                Director                                     August 11, 1998
 -------------------------
 Patrick W. Gross

                                 EXHIBIT INDEX



                 Exhibit
                 Number                            Descrption
                 -------------------------------------------------------------------------------
                 4.1      Articles of Incorporation (incorporated by reference to Exhibit 3.1 forming a part of the Company's registration statement on Form S-1 (File No. 333-35629) filed with Securities and Exchange Commission under the Securities Act of 1933, as amended).

                 4.2      Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 forming a part of the Company's registration statement on Form S-1 (File No. 333-35629) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

                 4.3      Specimen certificate of Common Stock (incorporated by reference to Exhibit 4.2 forming a part of the
                          Company's registration statement on Form S-1 (File No. 333-35629) filed with the Securities and Exchange
                          Commission under the Securities Act of 1933, as amended).

                 5        Opinion of Shaw, Pittman, Potts & Trowbridge with respect to legality of the Common Stock registered hereunder (filed herewith).

                 23.1     Consent of PricewaterhouseCoopers LLP (filed herewith).

                 23.2     Consent of Shaw, Pittman, Potts & Trowbridge (included in its opinion filed as Exhibit 5 to this
                          Registration Statement).

                 99       Landmark Systems Corporation 1998 Employee Stock Purchase Plan (filed herewith).